Hong Kong Highpower Technology Reports Fourth Quarter and Full Year 2008 Financial Results

SAN JOSE, CALIF. – March 30, 2009 – Hong Kong Highpower Technology, Inc. (NYSE Amex: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced financial results for the fourth quarter and year ended December 31, 2008.

Business Highlights

•	Generated gross margin of 17.0% on net sales of $75.0 million for 2008;
•	Earned net income of $0.15 per diluted share for 2008;
•	Maintained a healthy capital structure for ongoing growth initiatives and expansion plans;
•	Continued production ramp of Li-ion batteries to average monthly production rate of 400,000 units for fourth quarter 2008; and
•	Continued construction of new Ni-MH facility in Huizhou, Guangdong Province, PRC.

George Pan, Chairman and Chief Executive Officer of Hong Kong Highpower Technology, stated, “Despite challenging industry conditions brought on by the credit crisis and recessionary economy, we met our sales target and exceeded our gross margin target for 2008.  However, our net income of $0.15 per diluted share was impacted by higher share count and G&A expenses as a result of being a publicly traded company in 2008.”

“Going forward through this period of weaker overall market demand, we expect to be well-positioned to avoid sharp margin erosion due to our modern manufacturing processes, strong economies of scale and low cost structure.  With the construction of our new Ni-MH facility, we intend to expand our production capacity and increase productivity and efficiency in the manufacturing process to reduce the per-unit cost of production.  While we do expect the implications of the current environment to impact our sales volume in 2009, we remain a supplier of choice through our diverse offering of high quality, well-priced products and our ability to respond quickly to changing customer demands.  We are maintaining excellent customer relations while proactively building our capacity so that we will be in a competitively advantageous position once demand re-accelerates and spending improves.”

Full Year 2008 Financial Results

Net sales for the year ended December 31, 2008 totaled $75.0 million, a year-over-year increase of 2.4% compared with $73.3 million for the year ended December 31, 2007.  The year-over-year increase was due to the mixed effect of higher average selling price and partially offset by decrease in volume.

Hong Kong Highpower Technology

Gross profit for 2008 increased 34.8% to $12.8 million, compared with $9.5 million for 2007.  Gross margin was 17.0% for 2008, compared with 12.9% for 2007.  The year-over year improvement in gross margin primarily reflects a stabilization of the market cost of nickel since September 2007.

Selling and distribution costs were $2.4 million for 2008, compared with $2.1 million for 2007.   The increase in selling and distribution costs was primarily due to the expansion of the Company’s sales force.  The Company’s market share decrease is attributable to the decreased demand for products due to the global economic downturn and challenging economic conditions.

General and administrative expenses, including stock-based compensation, were $6.1 million or 8.1% of net sales 2008, compared to $3.5 million or 4.7% of net sales for 2007.  The year-over-year increase as a percentage of net sales was due to increased labor costs, costs associated with the Company’s continuing obligations as a public Company as a result of its June 2008 initial public offering of common stock and listing on the NYSE Amex (formerly the American Stock Exchange), and stock-based compensation expenses.

The Company reported a loss on the exchange rate difference between the U.S. Dollar (“USD”) and the Renminbi (“RMB”) of $1.2 million for 2008 compared with $855,000 for 2007.

The Company recorded a provision for income taxes of $529,000 for 2008 compared with $145,000 for 2007.

Net income increased 20.6% to $2.0 million, or $0.15 per diluted share, for the year ended December 31, 2008, based on 13.2 million weighted average shares outstanding. This compares with 2007 net income of $1.7 million, or $0.17 per diluted share, for the year ended December 31, 2007, based on 9.8 million weighted average shares outstanding.

Fourth Quarter 2008 Financial Results

Net sales for the fourth quarter ended December 31, 2008 totaled $17.7 million, a year-over-year decrease of 17.3% compared with $21.3 million for the fourth quarter ended December 31, 2007, and a quarter-over-quarter decrease of 13.7% compared with $20.4 million for the third quarter 2008.

Fourth quarter 2008 gross profit increased 7.2% to $3.2 million, compared with $2.9 million for the fourth quarter 2007.  On a sequential basis, fourth quarter gross profit decreased 9.7%, compared with $3.5 million for the third quarter 2008.  Gross margin was 17.9% for the fourth quarter 2008, compared with 13.8% for the fourth quarter 2007 and 17.2% for the third quarter 2008.  The improvement in each period reflects a stabilization of the market cost of nickel since September 2007.

Selling and distribution costs were $655,000 for the three months ended December 31, 2008, compared with $516,000 for the comparable period in 2007 and $800,000 for the third quarter 2008.  The increase in selling and distribution costs was primarily due to the expansion of the Company’s sales force.

Hong Kong Highpower Technology

General and administrative expenses, including stock-based compensation, were $1.8 million or 10% of net sales for the three months ended December 31, 2008, compared to $0.9 million, or 4.3% of net sales for the fourth quarter 2007, and $1.9 million or 9.4% of net sales for the third quarter 2008.  The year-over-year increase as a percentage of net sales was due to increased labor costs, costs associated with the Company’s continuing obligations as a public company and stock-based compensation expenses.

The Company reported a loss on the exchange rate difference between the USD and the RMB of $187,000 for the three months ended December 31, 2008.  This compares with losses on the exchange rate difference of $470,000 and $159,000 for the fourth quarter 2007 and the third quarter 2008, respectively.

The Company recorded a provision for income taxes of $262,000 for the fourth quarter 2008, compared with provisions for income taxes of $35,000 for the fourth quarter 2007 and $36,000 for third quarter 2008.

Net income for the fourth quarter of 2008 was $303,000, or $0.02 per diluted share, based on 13.7 million weighted average shares outstanding. This compares with fourth quarter 2007 net income of $154,000 or $0.01 per diluted share, based on 11.6 million weighted average shares outstanding, and third quarter 2008 net income of $290,000, or $0.02 per diluted share, based on 13.6 million weighted average shares outstanding.

Non-GAAP Financial Results

EBITDA for the year ended December 31, 2008 totaled $4.1 million, compared with $3.1 million for the year ended December 31, 2007.  The increase was due to in part to a 40% decrease in the average cost of nickel for 2008 compared to 2007.

EBITDA for the fourth quarter ended December 31, 2008 totaled $1.0 million, compared with $596,000 for the fourth quarter 2007. The increase was due to in part to the decreased cost of nickel in 2008.

Hong Kong Highpower Technology considers and uses EBITDA, a financial measure not in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), as a supplemental measure of its operating performance. The Company defines EBITDA as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization. The Company believes the use of EBITDA facilitates the use by investors of operating performance comparisons from period to period and company to company by backing the potential differences caused by variations in such items as the book amortization of intangible assets (affecting relative amortization expense), the age and book value of facilities and equipment (affecting relative depreciation expense), and capital structure (affecting relative interest expense).   EBITDA is calculated as follows for the periods presented:

Hong Kong Highpower Technology

	Year Ended December 31,
	2008 $	2007 $
Net Income	2,006,487	1,663,690
Interest expense	642,161	696,132
Income taxes	528,950	145,458
Depreciation	838,725	560,073
Amortization	111,939	50,000
EBITDA	4,128,262	3,115,353

	Three months Ended December 31,
	2008 $	2007 $
Net Income	302,557	154,144
Interest expense	82,331	258,046
Income taxes	262,089	34,742
Depreciation	289,841	136,970
Amortization	74,439	12,500
EBITDA	1,011,257	596,402

Balance Sheet

At December 31, 2008, Hong Kong Highpower Technology had cash and cash equivalents and restricted cash totaling $9.0 million, total assets of $43.3 million, working capital of $4.3 million and stockholders’ equity of $16.3 million.  Bank credit facilities totaled $23.2 million at December 31, 2008, of which $8.4 million was available as unused credit.

Conference Call and Webcast

Management of Hong Kong Highpower Technology will host a conference call today at 6:00 a.m. Pacific time/9:00 a.m. Eastern time to discuss fourth quarter and full year 2008 financial results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 800-891-5765 from the U.S., or 702-696-4830 from outside the U.S. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at www.haopengbattery.com.

A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 from the U.S., or 706-645-9291 from outside the U.S., and entering reservation code 91195787. A webcast replay will be available for one year.

About Hong Kong Highpower Technology, Inc.

Hong Kong Highpower Technology develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Hong Kong Highpower Technology’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Southeast Asia and Taiwan. For more information, visit www.haopengbattery.com.

Hong Kong Highpower Technology

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com. Company news can also be found at http://hpj.client.shareholder.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “:plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Hong Kong Highpower Technology, Inc. (“HPJ” or the “Company”) to differ materially from the results expressed or implied by such statements. These risks and uncertainties include, without limitation, the current economic downturn adversely affecting demand for the Company’s products, the Company’s ability to complete construction at its new manufacturing facility on time, the Company’s ability to control operating expenses and costs related to the construction of its new manufacturing facility, the Company's dependence on the growth in demand for portable electronic devices and the success of manufacturers of the end applications that use its battery products, the Company’s ability to successfully manufacture Li-ion batteries in the time frame and amounts expected, the market acceptance of the Company’s Li-ion products, and changes in foreign, political, social, business and economic conditions that affect the Company’s production capabilities or demand for its products.  For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K, as amended, for the period ended December 31, 2008, and other reports the Company files under the Securities and Exchange Act of 1934.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

Media and Investor Inquiries:

Henry H. Ngan
Chief Financial Officer
+1-917-887-0614
ir@highpowerbatteries.net

Hong Kong Highpower Technology

Financial Profiles, Inc.
Kristen McNally
+1-310-277-4711
HPJ@finprofiles.com

Hong Kong Highpower Technology

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
 (Stated in US Dollars)

	At December 31,
	2008	2007
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	4,175,780	1,489,262
Restricted cash	4,845,478	5,453,650
Accounts receivable	8,765,593	15,906,175
Notes receivable	429,815	386,482
Prepaid expenses and other receivables	1,732,709	2,501,796
Deferred charges – Stock-based compensation	216,667	-
Inventories	11,208,697	14,371,289
Prepaid lease payments	-	58,570

Total Current Assets	31,374,739	40,167,224
Deferred tax assets	104,556	28,277
Deposit paid for acquisition of machinery	-	1,115,123
Plant and equipment, net	7,778,477	3,789,382
Leasehold land	3,050,510	2,869,925
Intangible asset, net	900,000	950,000
Currency forward	116,157	-

TOTAL ASSETS	43,324,439	48,919,931

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Non-trading foreign currency derivatives liabilities	293,830	-
Accounts payable	8,306,123	19,561,118
Other payables and accrued liabilities	3,139,275	2,320,956
Income taxes payable	476,330	73,768
Bank borrowings	14,829,228	15,410,542

Total Current Liabilities	27,044,786	37,366,384

COMMITMENTS AND CONTINGENCIES

Hong Kong Highpower Technology

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)
(Stated in US Dollars)

	At December 31,
	2008	2007
	$	$
STOCKHOLDERS’ EQUITY
Preferred Stock
Par value: $0.0001
Authorized: 10,000,000 shares
Issued and outstanding: none	-	-

Common stock
Par value : $0.0001
Authorized: 100,000,000 shares
Issued and outstanding: 2008 –13,562,596 shares (2007 –12,798,846 shares)	1,356	1,280
Additional paid-in capital	5,048,194	2,765,870
Accumulated other comprehensive income	1,595,091	1,157,872
Retained earnings	9,635,012	7,628,525

TOTAL STOCKHOLDERS’ EQUITY	16,279,653	11,553,547

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	43,324,439	48,919,931

Hong Kong Highpower Technology

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	Years Ended December 31,
	2008	2007
	$	$

Net sales	75,004,242	73,261,720
Cost of sales	(62,238,982)	(63,791,248)

Gross profit	12,765,260	9,470,472
Depreciation	(194,496)	(120,517)
Selling and distribution costs	(2,416,220)	(2,095,594)
General and administrative costs including stock-based compensation	(6,097,580)	(3,460,592)
Loss on exchange rate difference	(1,182,076)	(854,873)
Fees and costs related to reorganization	-	(582,269)

Income from operations	2,874,888	2,356,627
Change in fair value of currency forwards	115,568	-
Change in fair value of warrants	(276,000)	-
Other income	463,142	148,653
Interest expense	(642,161)	(696,132)

Income before taxes	2,535,437	1,809,148
Income taxes	(528,950)	(145,458)

Net income	2,006,487	1,663,690

Net Income per common share
- Basic	0.15	0.17

- Diluted	0.15	0.17

Weighted average common shares outstanding
- Basic	13,205,599	9,832,493

- Diluted	13,233,353	9,832,493

Hong Kong Highpower Technology

	Three months ended December 31,
	2008	2007
	$	$

Net sales	17,677,732	21,375,542
Cost of sales	-14,507,445	-18,418,804

Gross profit	3,170,287	2,956,738
Depreciation	-64,048	-34,941
Selling and distribution costs	-654,834	-516,103
General and administrative costs including stock-based compensation	-1,841,112	-922,539
Loss on exchange rate difference	-187,091	-469,883
Fees and costs related to reorganization	-	-582,269

Income from operations	423,202	431,003
Change in fair value of currency forwards	86,466
Change in fair value of warrants	0
Other income	137,309	15,929
Interest expense	-82,331	-258,046

Income before taxes	564,646	188,886
Income taxes	-262,089	-34,742

Net income	302,557	154,144

Net Income per common share
- Basic	0.02	0.01

- Diluted	0.02	0.01

Weighted average common shares outstanding
- Basic	13,711,011	11,564,076

- Diluted	13,708,139	11,564,076

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